Exhibit 99.1

DRAFT — PRIVILEGED & CONFIDENTIAL — FOR DISCUSSION PURPOSES — SUBJECT TO REVIEW AND APPROVAL

PRESS RELEASE

Blockfusion and Blue Acquisition Corp. Announce LOIs for Anchor Lease with a Leading AI Customer and $175 Million Convertible Note Financing and Non-Redemption Agreement, and Advancement of Planned Expansion of Niagara Falls Campus

—	A leading AI customer has signed a non-binding letter of intent for up to 300 MW of critical IT capacity at Blockfusion’s flagship campus in Niagara Falls, New York, anchored by 85 MW of guaranteed take-or-pay capacity over a 15-year initial term, establishing a highly visible and predictable revenue base, subject to definitive lease terms.

—	Blockfusion has also entered into a term sheet for a $175 million private placement of convertible notes and Blue expects to enter into a non-redemption agreement for approximately $33 million of the funds held in Blue’s trust account, which together are expected to support the initial campus build-out and capitalization of the combined company at closing.

—	Blockfusion continues to pursue intended expansion of the Niagara Falls campus, supporting a development pathway in excess of 300 MW of critical IT capacity over time, positioning Blockfusion as a scaled AI infrastructure platform.

NEW YORK, NY, June 30, 2026 /PRNewswire/ — Blockfusion USA, Inc. (“Blockfusion” or the “Company”), a rapidly growing developer transitioning to become an operator of high performance compute (“HPC”) and AI infrastructure, and Blue Acquisition Corp. (“Blue”) (Nasdaq: BACC), a publicly traded special purpose acquisition company, today announced a series of commercial, strategic and financing milestones in connection with their previously announced proposed business combination (the “Business Combination”) to form a publicly traded company named Blockfusion Digital Infrastructure, Inc. (“Pubco”). These developments — a non-binding anchor lease letter of intent with a leading AI customer, non-binding term sheets for anticipated financing through a private placement of convertible notes and a non-redemption agreement, and entry into an exclusivity agreement relating to the Company’s intended expansion of the Niagara Falls campus — represent the foundation for achievement of significant milestones ahead of the anticipated closing of the Business Combination.

Anchor Lease LOI for up to 300 MW

Blockfusion has entered into a non-binding letter of intent (the “LOI”) with a leading AI customer for the lease of data center space and power capacity at the Company’s flagship campus in Niagara Falls, New York.

Under the proposed lease terms, the offtaker would commit to up to 300 MW of total critical IT capacity at the campus, anchored by 85 MW of guaranteed take-or-pay capacity to be delivered in tranches, subject to due diligence and definitive lease terms. Each phase of capacity would carry a 15-year firm initial lease term, with two five-year renewal options.

The proposed lease structure is expected to provide long-term contracted revenue visibility supported by take-or-pay commitments, with contractual mechanisms designed to support financing and project-level debt capacity.

The LOI is non-binding, except with respect to certain provisions relating to confidentiality, exclusivity and governing law, and is subject to the negotiation and execution of definitive lease agreements for each tranche, including design and work requirements.

Based on the up to 85 MW of guaranteed take-or-pay capacity, the Company estimates that the potential aggregate lease revenue, assuming terms consistent with the LOI, could be approximately $2.8 billion over the initial 15-year lease term (or approximately $5.4 billion if the offtaker exercises both of its five-year renewal options, for a total term of 25 years), assuming that the lease agreement is executed on the terms currently contemplated, full performance, and no early termination.

Continued Expansion of the Niagara Falls Campus

In parallel, the Company is advancing the planned expansion of its Niagara Falls campus by entering into an exclusivity agreement with a landowner covering certain parcels of sufficient size and characteristics to support the full scope of the Company’s contemplated campus expansion, including the development of in excess of 300 MW of total critical IT capacity over time, and is in advanced negotiations toward a definitive purchase and sale agreement for those parcels. The combination of this additional land, the Company’s power position and anchor offtake demand is expected to position the Company to accelerate deployment while maintaining capital efficiency and operational control.

“Expanding our Niagara Falls campus would give us access to highly strategic, power-rich locations with existing energy infrastructure,” said Kant Trivedi, Chief Operating Officer of Blockfusion.

Convertible Notes Financing and Non-Redemption Agreements

In connection with the proposed Business Combination, the Company and Blue have agreed to non-binding term sheets describing the principal terms of potential financing and non-redemption arrangements. These arrangements intend to support the capitalization of Pubco at closing, as well as the Company’s initial build-out costs.

Such anticipated financing transactions include a private placement of $175 million in aggregate principal amount of convertible senior notes (“Convertible Notes”). The Convertible Notes are to be issued to certain qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to be funded upon the closing of the Business Combination, subject to certain customary conditions and the satisfaction of conditions precedent including the consummation of the Business Combination, the execution of the anchor offtake lease agreement contemplated by the LOI described herein, and entry by the Company into agreements to acquire certain expansion sites. The Convertible Notes will convert at a premium to the business combination valuation with a cash pay coupon reflecting standard convertible note terms and duration. The Convertible Note financing is expected to be anchored by funds managed and/or advised by Sona Asset Management (US) LLC (“Sona”), an institutional credit asset manager.

In addition, Blockfusion, Blue, and Sona have entered into a non-binding term sheet for a non-redemption agreement (“NRA”) pursuant to which NRA, if executed, Sona would agree not to redeem approximately 3.3 million public shares of Blue in connection with the shareholder meeting to approve the Business Combination in consideration for the delivery of certain additional shares to Sona. Blue potentially may enter into other non-redemption agreements prior to the closing of the Business Combination. The economic terms of the final Sona NRA and any other non-redemption agreement, if any, will be publicly disclosed upon the execution of any such agreements.

Proceeds from the proposed sale of Convertible Notes and funds retained in BACC’s trust account at closing are expected to support the initial buildout of the Company’s Niagara Falls campus as well as other working capital needs and transaction expenses.

“Together, these arrangements, if completed, would provide additional capital at closing, positioning us to execute our development pipeline plans” said Alex Martini, Chief Executive Officer of Blockfusion. “Our focus now is on completing the Form S-4 registration statement review process and closing the Business Combination as efficiently as possible.”

The Convertible Note financing and proposed NRA are each subject to the negotiation and execution of definitive documentation and satisfaction of various conditions precedent, including, among other things, the concurrent closing of the Business Combination. The Convertible Notes, if and when such notes are issued, have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. Additional details regarding these arrangements will be included in the Company’s and Blue’s filings with the Securities and Exchange Commission (the “SEC”).

Strengthening the Investment Thesis

Blockfusion and Blue believe that the developments described herein reinforce the investment thesis underlying the proposed Business Combination, highlighting Blockfusion’s line of sight to securing long-term contracted demand, executing on a scalable development pipeline and delivering a capital-efficient path to growth:

●	Long-term contracted revenue visibility expected to be anchored by take-or-pay commitments from a leading AI counterparty

●	Access to scarce, low-cost, low-carbon power capacity, a key competitive advantage in an increasingly constrained AI infrastructure market

●	Scaled, expansion-ready campus anchored by strategic, energized land, enabling platform-level growth

●	Institutional capital support and enhanced closing certainty through structured financing and non-redemption agreements

●	Positioning as a pure-play AI infrastructure platform at the intersection of power, compute and data center scarcity

Transaction Overview

Consummation of the proposed business combination transaction which is the subject of the Business Combination Agreement entered into by Blue and Blockfusion in November 2025, as amended, and as may be further amended, amended and restated or supplemented from time to time, remains subject to closing conditions customary for similar transactions, including satisfaction of minimum cash requirements at closing, approval by Blue and Blockfusion’s shareholders and the satisfaction of applicable regulatory and exchange listing requirements. Upon closing, Pubco is expected to be a publicly traded, pure-play HPC and AI infrastructure platform. Additional information about the proposed transaction can be found in Blue’s public filings and the registration statement on Form S-4 (as amended, and as may be further amended and supplemented from time to time, the “Registration Statement”) filed by Pubco and Blockfusion with the SEC in connection with the proposed Business Combination, copies of which can be obtained free of charge from the SEC’s website at www.edgar.gov.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements include, but are not limited to, statements regarding the Business Combination and associated potential financing and Company commercial transactions including expectations, hopes, beliefs, intentions, strategies, plans, prospects, estimates and projected financial and operating results; the anticipated benefits and timing of consummation, if any, of the proposed Business Combination; the negotiation and execution of definitive offtake lease agreements contemplated by anchor lease LOI and the capacity, term and economics thereof; estimated aggregate lease revenue; the availability, allocation of additional power and receipt of necessary permits related to the Niagara Falls campus and the Company’s expansion and build-out plans; the negotiation and execution of definitive agreements related to the potential Convertible Notes and the NRA, and the funding and closing of such transactions; the Company’s prospective post-closing capital expenditures and associated financing plans and activities; the Company’s land acquisition initiatives; expected development capacity, including MW development targets; the anticipated receipt by the Company of sufficient capital to fund the Company’s development plans, subject to identification of additional financing sources, and the terms of any such financing transactions; the assets that may be held by Blockfusion and Pubco after the closing and estimated value thereof; Pubco’s listing on any securities exchange at and following the closing; the satisfaction of closing conditions to the Business Combination and the level of redemptions of Blue’s public shareholders in connection with the closing; and the transaction parties’ expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “pathway,” “potential,” “plan,” “may,” “should,” “target,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean a statement is not forward-looking.

Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results to differ materially from the forward-looking statements in this communication, including, but not limited to: the risk that the Business Combination may not be completed in a timely manner or at all; the fact that anticipated proceeds to Pubco and Blockfusion from the Business Combination and associated potential financing transactions may be different from current expectations; that possibility that the anchor lease LOI may not result in definitive lease agreements on the contemplated terms or at all; that actual future lease revenue derived from an anchor offtake lease agreement, if any, may be different from Company management’s current expectations thereof relative to timelines, aggregate or incremental amounts, lease extensions, IT load expansions and otherwise; that some or all of the currently contemplated financing transactions may not be consummated on a timely manner or at all, if completed, may be on terms different from the terms reflected in non-binding term sheets and remain subject to entry into definitive documentation; the possibility that the Company’s anticipated expansion plans may not be achieved within the anticipated timelines therefor or at all; the risk that the Company will not be able to secure the quantum of supplemental financing that will be require to fulfill its business plans and the requirements of anchor and other offtake lease tenants or that, if such funding is available, it will not be on terms acceptable to Blockfusion; the risk that energy infrastructure regulations may impact the achievement of MW capacity targets; the competitive landscape for AI and HPC infrastructure and technological developments; risks related to the Company’s ability to obtain required permits, approvals and interconnection on the anticipated timeline; construction, development, supply-chain and cost risks; failure of the parties to satisfy the closing conditions to the Business Combination (including the approval of Blue’s shareholders); the level of redemptions of Blue’s public shareholders; the failure of Pubco to obtain or maintain the listing of its securities on any securities exchange after the closing of the Business Combination; changes in business, market, financial, political and regulatory conditions or the availability and pricing of power, among other risks.

The foregoing list of risk factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of Blue’s IPO prospectus, Blue’s quarterly and annual public filings, the Registration Statement, including the proxy Statement/prospectus contained therein, and other documents that have been or will be filed by Blue and Pubco from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from statements contained in this and other communications by Blue and Blockfusion. There may be additional risks that neither Blue nor Blockfusion presently know or that Blue or Blockfusion currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Due to the inherent risks and uncertainties associated with forward-looking statements, readers are cautioned not to put undue reliance on forward-looking statements, and none of Blue, Blockfusion and Pubco assumes any obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Blue, Blockfusion, nor Pubco give any assurance that any of Blue, Blockfusion or Pubco will achieve results consistent with management’s current expectations and beliefs. The inclusion of any statement in this communication does not constitute an admission by Blue, Blockfusion, Pubco or any other person that the events or circumstances described in such statement are material.

Additional Information and Where to Find It

In connection with the proposed Business Combination, Pubco and Blockfusion have filed with the SEC a Registration Statement on Form S-4 on December 8, 2025, as amended on February 9, 2026 and May 1, 2026 (as may be further amended, the “Registration Statement”), which includes a preliminary proxy statement of Blue and a prospectus (the “Proxy Statement/Prospectus”) in connection with the Business Combination to be effected subject to and in accordance with the terms of the Business Combination Agreement. The definitive proxy statement and other relevant documents will be mailed to shareholders of Blue as of a record date to be established for voting on the Business Combination and other matters as described in the Proxy Statement/Prospectus. Blue and/or Pubco will also file other documents regarding the Business Combination with the SEC. This communication does not contain all of the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF BLUE AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH BLUE’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT BLUE, BLOCKFUSION, PUBCO AND THE BUSINESS COMBINATION.

Investors and security holders will also be able to obtain copies of the Registration Statement, the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by Blue and Pubco, without charge, once available, on the SEC’s website at www.sec.gov, or by directing a request to: Blue Acquisition Corp., 1601 Anita Lane, Newport Beach CA, 92660; or upon written request to Blockfusion Data Centers, Inc. at 447 Broadway, 2nd Floor, #538, New York, NY 10013, respectively.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE BUSINESS COMBINATION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

Blue, Blockfusion, Pubco and their respective directors, executive officers, certain of their equity holders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from Blue’s shareholders in connection with the Business Combination. A list of the names of such persons, and information regarding their interests in the Business Combination and their ownership of Blue’s securities are, or will be, contained in Blue’s filings with the SEC, including the final prospectus for Blue’s initial public offering filed with the SEC on June 12, 2025 (the “IPO Prospectus”). Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Blue’s shareholders in connection with the Business Combination, including the names and interests of Blockfusion’s and Pubco’s respective directors or managers and executive officers, will be set forth in the Registration Statement and Proxy Statement/Prospectus, which has been filed by Pubco and Blockfusion with the SEC. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This press release and the information contained herein is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of Blue, Blockfusion or Pubco, or any commodity or instrument or related derivative of Blue or Pubco, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

If the Convertible Notes financing described in this press release is pursued and consummated, Convertible Notes are expected to be issued through a private placement in reliance on exemptions from registration under the Securities Act. Neither the Convertible Notes, if issued, nor the shares of Pubco common stock issuable upon conversion of such Convertible Notes, if any, will be registered under the Securities Act, or any state securities laws. As a result, neither the Convertible Notes nor any shares of Pubco common stock issuable upon conversion of the Convertible Notes may be offered or sold in the United States except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the Convertible Notes, if offered, will only be sold to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act. This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or any shares of Pubco common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Operating and Financial Forecasts

This press release contains certain financial and operating forecasts, including statements regarding the future potential business of Blockfusion (the “Blockfusion HPC/AI Business”) following the Company’s implementation of its HPC/AI business transaction plans. All statements regarding the future potential Blockfusion HPC/AI Business are speculative and forward-looking, and actual results that may be associated with the Blockfusion HPC/AI Business, if established, may be different, perhaps significantly, than management’s current plans, expectations and estimates. All statements in this press release with regard to the Blockfusion HPC/AI Business are based on unaudited forecasts, which take into account numerous assumptions, some or all of which may prove inaccurate. Certain of these assumptions are briefly described in this communication but there are many other assumptions incorporated into the forecasts, all of which have associated risks and uncertainties. Among these assumptions are assumptions related to Blockfusion’s ability to access material amounts of capital, the Company’s ability to attract and retain offtake agreements on favorable terms, to execute on expansion opportunities to increase MW capacity and deployment capabilities and other assumptions. Even if the Blockfusion HPC/AI Business is established in accordance with management’s plans, the future Blockfusion HPC/AI Business may not achieve the results management currently predicts, within the timeline or predicted costs, or at all. Readers of this communication are urged not to place undue reliance on speculative information, as these forecasts may not be indicative of actual future results. The forecasts described herein represent information developed by the Company’s management based on information available to management as of the dates such forecasts were prepared. Additionally, aspects of the forecasts incorporate historical information about the Company which is unaudited and has not been reviewed by independent auditors of Blue Acquisition, Pubco or the Company. These unaudited financial projections should not be relied upon as being necessarily indicative of future results and there is a risk you may lose your entire investment. The assumptions and estimates underlying the unaudited financial projections are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective unaudited financial projections. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Pubco or Blockfusion or that actual results will not differ materially from those presented in the unaudited financial projections.

Industry and Market Data

This communication includes certain market data and other statistical information from third-party industry publications and sources as well as from research reports prepared for other purposes. None of the companies identified in this communication nor any of their respective representatives has independently verified the accuracy or completeness of this information and cannot assure you of the data’s accuracy or completeness. Some data is also based on the Company’s good faith estimates, which are derived from both internal sources and the third-party sources. None of the transaction parties nor any of their representatives make any representation or warranty with respect to the accuracy of such information and Blue, Pubco and the Company each expressly disclaim any responsibility or liability for any damages or losses in connection with the use of such information herein.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles ("GAAP"), including, but not limited to, earnings before interest, taxes, depreciation and amortization ("EBITDA") and other metrics or measures related to the future potential Blockfusion HPC/AI Business, following the Company’s transition, assuming such plans are executed in accordance with Company management expectations (as further described above under “Operating and Financial Forecasts”). Note that other companies may calculate non-GAAP financial measures differently, and, therefore, such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing Blockfusion's financial results or the potential future results of the Blockfusion HPC/AI Business after the Company’s anticipated transition to become an HPC/AI data center. Therefore, these measures, and other measures that are calculated using such non-GAAP measures, should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Pubco and Blockfusion's presentation of these measures may not be comparable to similarly titled measures used by other companies.

About Blockfusion

Blockfusion is a next-generation developer of high performance compute (HPC) and AI infrastructure, delivering scalable, energy-efficient compute capacity to enterprise, government and technology customers. Its flagship campus in Niagara Falls, New York, is anchored by access to low-cost hydroelectric power and a large-scale grid interconnection.

About Blue Acquisition Corp.

Blue Acquisition Corp. is a blank check company formed in the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

About Sona Asset Management

Sona Asset Management is a global credit asset manager founded in 2016 by John Aylward, following his two decades at some of the most established sell-side and buy-side global enterprises. Sona specializes in investing across the credit spectrum. The firm seeks to generate positive, uncorrelated returns in all markets and puts emphasis on capital preservation and outperformance at times of stress. As of June 2026, Sona manages c.$19.1bn AUM on behalf of institutional investors, with a team of more than 170 people across London, New York, Abu Dhabi, Hong Kong and Tokyo.

Read more at sona-am.com

For media enquiries: SonaAM@greenbrookadvisory.com

Advisors

BTIG, LLC and Roberts & Ryan, Inc. are serving as co-placement agents and capital markets advisors to Blue. Ellenoff Grossman & Schole LLP is serving as U.S. legal advisor to Blue. Appleby (Cayman) Ltd. Is serving as Cayman legal counsel to Blue. ING Financial Markets LLC is serving as financial advisor to Blockfusion. Winston Taylor LLP is serving as legal advisor to Blockfusion. Kirkland & Ellis LLP is serving as legal advisor to BTIG, LLC. Mayer Brown LLP is serving as legal advisor to ING. The JBernstein Group, LLC is serving as the investor relations advisor on the transaction.

Contacts

Investor Relations and Media:

Jeff Bernstein

The JBernstein Group

jeffrey@jbgcapadvisory.com

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